SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 15, 2002


                        PINNACLE WEST CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


          Arizona                        1-8962                 86-0512431
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)        Identification Number)


400 NORTH FIFTH STREET, P.O. BOX 53999, PHOENIX, ARIZONA           85004
       (Address of principal executive offices)                 (Zip Code)


                                 (602) 250-1000
              (Registrant's telephone number, including area code)


                                      NONE
          (Former name or former address, if changed since last report)
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ITEM 5. OTHER EVENTS

TRACK A ORDER MATTERS; FINANCING APPLICATION

     As previously reported, on September 10, 2002, the Arizona Corporation Commission (the "ACC") issued the "Track A Order," which, among other things, directed Arizona Public Service Company ("APS") not to transfer its generation assets to Pinnacle West Energy Corporation ("Pinnacle West Energy"). See "Track A Order" in Note 5 of Notes to Condensed Consolidated Financial Statements in the Company's Report on Form 10-Q for the fiscal quarter ended September 30, 2002 (the "September 10-Q"). On November 15, 2002, APS filed appeals of the Track A Order with the Maricopa County, Arizona Superior Court and with the Arizona Court of Appeals. ARIZONA PUBLIC SERVICE COMPANY VS. ARIZONA CORPORATION COMMISSION, CV 2002-0222 32. ARIZONA PUBLIC SERVICE COMPANY VS. ARIZONA CORPORATION COMMISSION, 1CA CC 02-0002.

     Also as previously reported, on September 16, 2002, APS filed an application (the "Financing Application") with the ACC requesting the ACC to allow APS to borrow up to $500 million and to lend the proceeds to Pinnacle West Energy or to Pinnacle West Capital Corporation (the "Company"); to guarantee up to $500 million of Pinnacle West Energy's or the Company's debt; or a combination of both, not to exceed $500 million in the aggregate. See "ACC Applications" in Note 5 of Notes to Condensed Consolidated Financial Statements in the September 10-Q.

     On December 13, 2002, APS and the ACC staff agreed to principles for resolving certain issues raised by APS in its appeals of the Track A Order. APS and the ACC are the only parties to the Track A Order appeals. These principles are contained in a document entitled "Track 'A' Appeals Issues - Principles for Resolution," a copy of which is attached to this Report as Exhibit 99.1. The major provisions of this document include, among other things, the following:

     * The parties agreed that it would be appropriate for the ACC to consider the following matters in APS' upcoming general rate case, anticipated to be filed before June 30, 2003:

          * the generating assets to be included in APS' rate base, including the question of whether certain power plants currently owned by Pinnacle West Energy (specifically, Redhawk Units 1 and 2, West Phoenix Combined Cycle Units 4 and 5, and Saguaro Combustion Turbine 3) should be included in APS' rate base;
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          *    the appropriate treatment of the $234 million pre-tax asset write-off agreed to by APS as part of a 1999 settlement agreement approved by the ACC among APS and various parties related to the implementation of retail competition in Arizona; and

          * the appropriate treatment of costs incurred by APS in preparation for the previously anticipated transfer of generation assets to Pinnacle West Energy.

     * Upon the ACC's issuance of a final decision that is no longer subject to appeal approving the Financing Application, with appropriate conditions, APS' appeals of the Track A Order would be limited to the issues described in the preceding bullet points, each of which would be presented to the ACC for consideration prior to any final judicial resolution.

     On December 13, 2002, the ACC staff filed its testimony in connection with APS' Financing Application. In its testimony, the ACC staff recommends approval of the Financing Application, subject to the following principal conditions:

     * APS should be permitted to loan up to $500 million to Pinnacle West Energy (the "APS Loan"), but APS should not be permitted to lend this money to the Company or guarantee the debt of either Pinnacle West Energy or the Company;

     * the APS Loan should be callable and secured by certain Pinnacle West Energy assets;

     * the APS Loan should bear interest at a rate equal to 264 basis points (subject to possible adjustment) above the interest rate on debt issued and sold on equivalent terms as the APS Loan (including, but not limited to, maturity and security);

     * the difference in interest income and interest expense should be capitalized as a deferred credit and used to affect retail rates in the future, with the deferred credit balance bearing an interest rate of six percent;

     * the APS Loan should have a maturity date of not more than four years, unless otherwise ordered by the ACC;

     * any demonstrable increase in APS' cost of capital as a result of the transaction (such as from a decline in bond rating) will be extracted from future rate cases; and

     * APS should maintain a common equity ratio of at least forty percent and should not be allowed to pay dividends if such payment would reduce its common equity below that threshold, unless otherwise waived by the ACC. The ACC would process any waiver request within sixty days, and for this sixty-day period this condition would be suspended. However, this condition, which would be continued indefinitely, would not be permanently waived without an order of the ACC.

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The ACC hearing on the Financing Application is scheduled to begin on January 8,
2003. The Company cannot predict the outcome of that hearing.

ACCOUNTING MATTERS

     As previously reported, the Financial Accounting Standards Board Emerging Issues Task Force ("EITF") at its October 2002 meeting, reached a consensus related to energy trading activities in EITF 02-03, "Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities." See Note 8 in Notes to Condensed Consolidated Financial Statements in the September 10-Q. This guidance rescinds EITF 98-10, "Accounting for Contracts Involved in Energy Trading and Risk Management Activities." This guidance became effective immediately for all new contracts and on January 1, 2003 for existing contracts. As such, energy trading contracts which are not derivatives or which meet the mark-to-market exceptions under Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivatives and Hedging Activities," will be accounted for on an accrual basis with the associated revenues and costs recorded at the time the contracted commodities are delivered or received. The contracts that are derivatives and are required to be marked to market as derivatives under SFAS No. 133 or if allowed by other guidance will be classified into trading and non-trading. We expect to adopt this new guidance effective October 1, 2002. While we are in the process of evaluating existing contracts, we currently expect to record, in the fourth quarter of 2002, an after-tax loss of approximately $70 million in net income as a cumulative effect of a change in accounting for trading activities. This amount represents the previously recorded accumulated unrealized mark-to-market gains, net of tax on energy trading contracts that do not meet the definition of a derivative under SFAS No. 133. In future years, as such contracts are accounted for on the accrual basis as discussed above, we estimate that changes in electric operating revenues, net of purchase power and fuel costs, will result in an after-tax increase in earnings of approximately $14 million in each of the years 2003 through 2005, and $22 million in the aggregate in years thereafter.

FORWARD-LOOKING STATEMENTS

     This Report on Form 8-K contains forward-looking statements based on current expectations, and the Company assumes no obligation to update these statements. Because actual results may differ materially from expectations, the Company cautions readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from results or outcomes currently expected or sought by the Company. These factors include the ongoing restructuring of the electric

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industry, including the introduction of retail electric competition in Arizona and decisions impacting wholesale competition; the outcome of regulatory and legislative proceedings relating to the restructuring; state and federal regulatory and legislative decisions and actions, including price caps and other market constraints imposed by the FERC; regional economic and market conditions, including the California energy situation and completion of generation construction in the region, which could affect customer growth and the cost of power supplies; the cost of debt and equity capital and access to the capital markets; weather variations affecting local and regional customer energy usage; the effect of conservation programs on energy usage; power plant performance; the successful completion of our generation expansion program; regulatory issues associated with generation expansion, such as permitting and licensing; our ability to compete successfully outside traditional regulated markets (including the wholesale market); our ability to manage our marketing and trading activities and the use of derivative contracts in our business; technological developments in the electric industry; the performance of the stock market, which affects the amount of our required contributions to our pension plan and nuclear decommissioning trust funds; the strength of the real estate market in the market areas of SunCor, our real estate subsidiary, which include Arizona, New Mexico and Utah; and other uncertainties, all of which are difficult to predict and many of which are beyond our control.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

          EXHIBIT NO.       DESCRIPTION
          -----------       -----------

             99.1           Track 'A' Appeals Issues - Principles for Resolution

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PINNACLE WEST CAPITAL CORPORATION
                                        (Registrant)

Dated: December 13, 2002                By: Barbara M. Gomez
                                            ------------------------------------
                                            Barbara M. Gomez
                                            Treasurer

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